Exhibit 24(b)(11)
                        Independent Accountants' Consent

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 21 to the registration statement on Form N-1A (the "Registration Statement") of our reports dated May 24, 1996, relating to the financial statements and financial highlights appearing in the April 30, 1996 Annual Reports to Shareholders of The AAL Smaller Company Stock Fund, The AAL Capital Growth Fund, The AAL International Fund, The AAL Utilities Fund, The AAL Bond Fund, The AAL Municipal Bond Fund, and The AAL Money Market Fund (seven of the funds comprising The AAL Mutual Funds), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" and "Custodian, Transfer Agent and Independent Accountants" in the Prospectus and under the heading "Independent Accountants" in the Statement of Additional Information.



Price Waterhouse LLP
Milwaukee, Wisconsin
October 24, 1996


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